EXHIBIT 99.1

PRESS RELEASE ISSUED FEBRUARY 2, 2010

SERVISFIRST BANCSHARES, INC.
ISSUES CORRECTED EARNINGS REPORT
FOR FOURTH QUARTER 2009

Birmingham, Ala. – (PR Newswire) – February 2, 2010 – ServisFirst Bancshares, Inc. today amended its previously announced earnings report for the quarter and year ended December 31, 2009.  This corrected report reflects additional expense of $800,000 for the fourth quarter of 2009 primarily related to the initial installment of the 13-quarter prepayment of Federal Deposit Insurance Corporation (FDIC) premiums adopted by the FDIC in November 2009.  This expense was not reflected in the Company’s initial earnings announcement on January 19, 2010, which was corrected by the Company in connection with the preparation of its audited financial statements for the year ended December 31, 2009.  As shown in the attached financial data, the effect of this expense, net of the income tax benefit, was to reduce the Company’s net income by $504,856, or $.09 (basic) and $.09 (diluted) per share, for the quarter and year ended December 31, 2009.

About ServisFirst:
ServisFirst Bancshares, Inc. is a bank holding company based in Birmingham, Alabama. Through its subsidiary ServisFirst Bank, ServisFirst provides business and personal financial services through locations in Birmingham, Huntsville, Montgomery and Dothan, Alabama.

ServisFirst files periodic reports with the U.S. Securities and Exchange Commission (SEC).  Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.servisfirstbancshares.com.

Statements in this press release that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.  The words "believe," "expect," "anticipate," "project," “plan,”, “intend,” “will,” “would,” “might” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. ServisFirst Bancshares, Inc. cautions that such forward-looking statements, wherever they occur in this press release or in other statements attributable to ServisFirst Bancshares, Inc. are necessarily estimates reflecting the judgment of ServisFirst Bancshares, Inc.’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  Such forward-looking statements should, therefore, be considered in light of various factors that could affect the accuracy of such  forward-looking statements including: general economic conditions, especially in the credit markets and in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in our loan portfolio and the deposit base;, possible changes in laws and regulations and governmental monetary and fiscal policies, including, but not limited to, economic stimulus initiatives and so-called “bailout” initiatives; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and the value of collateral; the effect of natural disasters, such as hurricanes, in our geographic markets; and increased competition from both banks and non-bank financial institutions. The foregoing list of factors is not exhaustive. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Risk Factors” in our most recent Annual Report on Form 10-K and our other SEC filings. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained herein. Accordingly, you should not place undue reliance on any forward-looking statements, which speak only as of the date made.  ServisFirst Bancshares, Inc. assumes no obligation to update or revise any forward-looking statements that are made from time to time.

More information about ServisFirst Bancshares may be obtained over the internet at www.servisfirstbancshares.com or by calling (205) 949-0302.

Contact: ServisFirst Bank
Bud Foshee (205) 949-0307
BFoshee@servisfirstbank.com

SERVISFIRST BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except shares and per share data)

	Three Months Ended
	December 31,		September 30,
	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Total interest income	$17,190	$14,393	$16,092
Total interest expense	4,320	5,075	4,648
Net interest income before provision	12,870	9,318	11,444
Provision for loan losses	2,408	1,373	3,209
Net interest income after provision for loan losses	10,462	7,945	8,235
Total noninterest income	1,244	792	967

Salaries and employee benefits	3,227	2,642	3,398
Other noninterest expense	5,416	3,113	3,574
Total noninterest expense	8,643	5,755	6,972
Income before taxes	3,063	2,982	2,230
Income taxes	1,072	1,021	622
Net income	$1,991	$1,961	$1,608

Basic earnings per share	$0.36	$0.38	$0.29
Diluted earnings per share	$0.34	$0.36	$0.28
Average basic shares	5,513,482	5,116,314	5,513,482
Average fully diluted shares	5,828,820	5,391,259	5,821,331

	Year Ended December 31,
	2009	2008
	(Unaudited)	(Audited)
Total interest income	$62,197	$55,450
Total interest expense	18,337	20,474
Net interest income before provision	43,860	34,976
Provision for loan losses	10,685	6,274
Net interest income after provision for loan losses	33,175	28,702
Total noninterest income	4,413	2,704

Salaries and employee benefits	13,581	10,552
Other noninterest expense	15,349	10,024
Total noninterest expense	28,930	20,576
Income before taxes	8,658	10,830
Income taxes	2,780	3,825
Net income	$5,878	$7,005

Basic earnings per share	$1.07	$1.37
Diluted earnings per share	$0.99	$1.31
Average basic shares	5,485,972	5,114,194
Average fully diluted shares	5,912,925	5,338,883

SERVISFIRST BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$75,526	$53,618
Investment securities	256,098	102,339
Restricted equity securities	3,241	2,659
Federal funds sold and other investments	680	19,300
Mortgage loans held for sale	6,202	3,320

Loans	1,203,584	968,233
Reserve for loan losses	(14,736)	(10,602)
Net loans	1,188,848	957,631
Foreclosed real estate	12,525	10,473
Other assets	29,844	12,932
Total assets	$1,572,964	$1,162,272

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Noninterest-bearing	$211,348	$121,459
Interest-bearing	1,221,048	915,860
Total deposits	1,432,396	1,037,319
Borrowings	40,150	35,087
Interest payable	1,026	1,280
Other liabilities	1,770	1,803
Total liabilities	1,475,342	1,075,489

Stockholders' equity	97,622	86,783
Total liabilities and stockholders' equity	$1,572,964	$1,162,272

SERVISFIRST BANCSHARES, INC.
Key Ratios

	Three Months Ended
	December 31,		September 30,
	2009	2008	2009
	(Unaudited)	(Unaudited)	(Unaudited)
Return on average assets	0.50%	0.70%	0.45%
Return on average equity	8.06%	8.50%	6.75%
Net interest margin (fully tax equivalent)	3.33%	3.50%	3.36%
Efficiency ratio	61.24%	56.92%	56.18%

	Year Ended December 31,
	2009	2008
	(Unaudited)	(Audited)
Return on average assets	0.43%	0.71%
Return on average equity	6.33%	9.28%
Net interest margin (fully tax equivalent)	3.31%	3.70%
Efficiency ratio	59.93%	54.61%

	12/31/2009	12/31/2008	9/30/2009
	(Unaudited)	(Audited)	(Unaudited)
Book value per share	$17.71	$16.15	$17.68
Tangible book value per share	$17.71	$16.15	$17.68
% of reserve for loan losses to total loans	1.22%	1.09%	1.26%
Nonperforming assets to total loans plus foreclosed real estate	2.03%	2.06%	2.51%